Exhibit 99.1

Avaya Takes Action to Accelerate Transformation and Fortify Capital Structure

Secures Approximately $780 Million in Committed Financing; New Capital Will Accelerate Investment in Avaya’s Leading Cloud Communications Portfolio

Enters Agreement to Eliminate More Than 75% of Debt and Substantially Increase Cash and Liquidity

Initiates Expedited, Prepackaged Financial Restructuring via Chapter 11 with Overwhelming Support of Financial Stakeholders

Expects to Complete Process in 60 to 90 Days; Paying Vendors and Suppliers in Full and Paying Employees as Usual

Extends and Expands Strategic Partnership with RingCentral to Build on Success of Avaya Cloud Office® by RingCentral

Morristown, NJ – February 14, 2023 – Avaya Holdings Corp. (NYSE: AVYA) (“Avaya” or the “Company”), a global leader in solutions to enhance and simplify communications and collaboration, today announced that it has entered into a Restructuring Support Agreement (the “Financial Restructuring”) with overwhelming support of more than 90% of the Company’s secured lenders (the “Investor Group”). Implementing the Financial Restructuring will accelerate Avaya’s ongoing business transformation, significantly enhance its ability to invest in its innovative cloud-based communications portfolio and position the Company for long-term success.

Completing the Financial Restructuring will reduce the Company’s total debt by more than 75%, from approximately $3.4 billion today to approximately $800 million. Additionally, it will substantially increase Avaya’s cash and strengthen its liquidity position, resulting in an expected emergence balance sheet with less than 1x net leverage. Due to the overwhelming support of its financial stakeholders, the Company expects to implement the Financial Restructuring on an expedited basis and complete this comprehensive balance sheet de-leveraging within 60 to 90 days. These actions will not impact the Company’s customers, channel and strategic partners, suppliers, vendors or employees.

Alan Masarek, Avaya’s Chief Executive Officer, said, “I joined Avaya to help unlock the power of its iconic brand, global customer footprint, massive partner ecosystem, large-scale communications deployments and outstanding team. Building on this tremendous foundation, we have made significant progress pioneering an ambitious business model transformation, establishing a competitive product strategy for our subscription and cloud-delivered services and implementing operational efficiencies to better serve the Avaya ecosystem. Strengthening Avaya’s capital structure is a critical step to fully realize our transformation, and we are excited to move ahead as a well-capitalized company with one of the strongest balance sheets in our industry that includes substantial cash to invest in our own success.”

With substantially improved financial flexibility, the Company will accelerate its investment in innovative communications products, solutions and services for customers, including the Avaya Experience Platform, its cloud-based Contact Center offering.

Mr. Masarek continued, “We appreciate the strong support from our investors, who recognize the incredible value in Avaya’s business, brand and opportunities ahead. I also thank our customers and partners for their continued trust, as well as Avaya’s team members for their unwavering focus on providing exceptional service and support to those we serve. With this additional financial strength, we will be ideally positioned to accelerate innovation and advance our cutting-edge, long-range product roadmaps for the benefit of our customers.”

To efficiently implement the Financial Restructuring, Avaya and all of its U.S. subsidiaries today filed voluntary prepackaged Chapter 11 cases in the U.S. Bankruptcy Court for the Southern District of Texas. During this process, Avaya will continue serving its customers and partners without interruption and providing them with outstanding communications solutions, service and support as usual.

The Company has received commitments for $628 million in debtor-in-possession (“DIP”) financing, including a $500 million new-money term loan from the Investor Group led by Apollo Global Management, Inc. and Brigade Capital Management, LP, among others, and a $128 million ABL facility from a bank syndicate led by Citi. Upon Avaya’s emergence from the court-supervised process, the $500 million new-money term loan and $128 million ABL facility will roll into exit facilities. Additionally, as part of the Financial Restructuring, certain members of the Investor Group have committed to provide $150 million of additional new-money financing through a fully backstopped debt rights offering at exit. This new committed financing of approximately $780 million, together with cash on hand and cash generated from ongoing operations, is expected to provide substantial liquidity to support Avaya during the restructuring process and beyond.

Avaya has filed a number of customary motions with the court to support its operations during the court-supervised process, including the continued payment of employee wages and benefits without interruption. Pursuant to the terms of the Financial Restructuring, all of the Company’s vendors and suppliers will be paid in full, regardless of when goods or services were delivered. Vendors and suppliers to Avaya’s non-U.S. subsidiaries will continue to be paid in the ordinary course.

Expansion of Global, Strategic Partnership with RingCentral

Avaya also announced today that it has extended and expanded its global, strategic partnership with RingCentral, Inc., which was formed in 2019 to introduce and launch Avaya Cloud Office® by RingCentral (“Avaya Cloud Office”).

Avaya will continue to act as the exclusive sales agent for direct and partner sales of Avaya Cloud Office, Avaya’s exclusive multi-tenanted cloud PBX solution, in the geographies where it is available. The partnership has also expanded to include additional go-to-market constructs that enable Avaya to sell Avaya Cloud Office to its installed base on a direct basis. In addition, Avaya will be compensated in cash as Avaya Cloud Office seats are sold and, in connection with the Financial Restructuring, RingCentral’s preferred stock in Avaya will be eliminated.

Mr. Masarek added, “We are pleased to extend, expand and enhance our partnership with RingCentral, which provides Avaya an efficient way to deliver a market-leading multi-tenanted cloud PBX offering to our customers as part of our broader suite of communications solutions. We look forward to building on the Avaya Cloud Office footprint and continuing to support the adoption of seamless cloud functionality by our global customers at a pace that meets their business needs.”

Additional Information

Additional information regarding the Company’s court-supervised process is available at www.AvayaRestructuringInfo.com. Court filings and other information related to the proceedings are available on a separate website administrated by the Company’s claims agent, Kurtzman Carson Consultants (KCC), at www.kccllc.net/avaya, or by calling KCC toll-free at 877-709-4751, or 424-236–7231 for calls originating outside of the U.S. or Canada.

Advisors

Kirkland & Ellis LLP is serving as legal counsel to Avaya, Evercore Group L.L.C. is serving as financial advisor and AlixPartners, LLP is serving as restructuring advisor.

Akin Gump Strauss Hauer & Feld LLP, Centerview Partners LLC and Alvarez & Marsal LLP are serving as legal counsel, investment banker and financial advisor, respectively, to an ad hoc group of Avaya’s first lien lenders. Paul, Weiss, Rifkind, Wharton & Garrison LLP is serving as legal counsel and FTI Consulting, Inc. is serving as financial advisor to an ad hoc group of Avaya’s first lien lenders. Debevoise & Plimpton LLP is serving as legal counsel to certain holders of Avaya’s secured exchangeable notes.

About Avaya

Businesses are built by the experiences they provide, and every day millions of those experiences are delivered by Avaya Holdings Corp. (NYSE: AVYA). Avaya is shaping the future of customer experiences, with innovation and partnerships that deliver game-changing business benefits. Our communications solutions power immersive, personalized, and memorable customer experiences to help organizations achieve their strategic ambitions and desired outcomes. Together, we are committed to helping grow your business by delivering Experiences That Matter. Learn more at http://www.avaya.com.

Cautionary Statement Regarding Forward-Looking Information

This press release contains certain “forward-looking statements.” All statements other than statements of historical fact are “forward-looking” statements for purposes of the U.S. federal and state securities laws. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “our vision,” “plan,” “potential,” “preliminary,” “predict,” “should,” “will,” or “would” or the negative thereof or other variations thereof or comparable terminology. These forward-looking statements are subject to a number of factors and uncertainties that could cause the Company’s actual results to differ materially from those expressed in or contemplated by the forward-looking statements. Such factors include, but are not limited to: risks attendant to the bankruptcy process, including the Company’s ability to obtain court approval from the Bankruptcy Court with respect to motions or other requests made to the Bankruptcy Court throughout the course of the Chapter 11 cases (the “Chapter 11 Cases”), including with respect to any proposed debtor-in-possession financing; the ability of the Company to negotiate, develop, confirm and successfully consummate a plan of reorganization; the effects of the Chapter 11 Cases, including increased legal and other professional costs necessary to execute the Company’s reorganization, on the Company’s liquidity (including the availability of operating capital during the pendency of the Chapter 11 Cases), results of operations or business prospects; the effects of the Chapter 11 Cases on the interests of various constituents and financial stakeholders; the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 Cases; objections to the Company’s restructuring process, DIP financing, or other pleadings filed that could protract the Chapter 11 Cases; risks associated with third-party motions in the Chapter 11 Cases; Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general; conditions to which any debtor-in-possession financing is subject and the risk that these conditions may not be satisfied for various reasons, including for reasons outside the Company’s control; employee attrition and the Company’s ability to retain senior management and other key personnel due to the distractions and uncertainties; the Company’s ability to maintain relationships with suppliers, customers, employees and other third parties and regulatory authorities as a result of the Chapter 11 Cases; the impact and timing of any cost-savings measures and related local law requirements in various jurisdictions; finalization of the Company’s annual and quarterly financial statements (including finalization of the Company’s impairment tests), completion of standard annual and quarterly-close processes; risks relating to the delisting of the Company’s common stock from the New York Stock Exchange and future quotation of the Company’s common stock; the effectiveness of the Company’s internal control over financial reporting and disclosure controls and procedures, and the potential for additional material weaknesses in the Company’s internal controls over financial reporting or other potential weaknesses of which the Company is not currently aware or which have not been detected; the impact of litigation and regulatory proceedings; the impact and timing of any cost-savings measures; and other factors discussed in the Company’s Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the U.S. Securities and Exchange Commission (“SEC”). These risks and uncertainties may cause the Company’s actual results, performance, liquidity or achievements to differ materially from any future results, performance, liquidity or achievements expressed or implied by these forward-looking statements. For a further list and description of such risks and uncertainties, please refer to the Company’s filings with the SEC that are available at www.sec.gov. The Company cautions you that the list of important factors included in the Company’s SEC filings may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this report may not in fact occur. The Company undertakes no obligation to publicly update or revise any forward-looking statement, including the Projections, as a result of new information, future events or otherwise, except as otherwise required by law.

Media Inquiries

Meaghan Repko / Aura Reinhard / Andrew Squire

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

Investor Inquiries

Tyler Chambers

investors@avaya.com

Source: Avaya Newsroom